Exhibit 99.1

Contact:

Grant Fitzwilliam, CFO – (305) 375-8005 or gfitzwilliam@answerthink.com

Answerthink Announces Second Quarter Results

•	Revenues grow 17%, with strong revenue growth in Membership Advisory Programs

•	Revenues and Pro-forma EPS in line with guidance

Miami, FL – August 1, 2006 – Answerthink, Inc. (Nasdaq: ANSR), a strategic business advisory and technology consulting firm, today announced its financial results for the second quarter ended June 30, 2006.

Second quarter revenue was $49.0 million, a 17% increase from the same period in 2005. Diluted earnings per share were $0.05, compared to $0.03 per share in the second quarter of 2005. Pro forma diluted earnings per share were $0.06, compared to $0.03 in the second quarter of 2005. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For the first six months of 2006, revenues were $98.8 million, a 26% increase from the first six months of 2005. Diluted loss per share was $0.09, compared to $0.00 for the same period in the previous year. The 2006 and 2005 results include restructuring costs of $0.14 and $0.03 per diluted share, respectively, related to an increase in previously established restructuring reserves for the closure and consolidation of facilities. Pro forma diluted earnings per share were $0.09, compared to $0.04 for the same period in the previous year.

The Company’s cash balances, including restricted cash and marketable investments, were $17.1 million at the end of the second quarter of 2006. During the quarter, the Company did not repurchase any shares of the Company’s common stock. As of the end of the second quarter of 2006, $7.9 million remained available under the Company’s share repurchase program authorization.

“Our initiatives to accelerate the growth of our membership advisory programs had a positive impact on our quarterly results,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “This is important to our long-term strategy because we believe that the clients who value continuous access to our benchmark data and related best practice insight will turn to us for our other Hackett and Best Practice Solution offerings as those needs arise.”

Based on the current economic outlook, the Company estimates total revenues for the third quarter of 2006 to be in the range of $43.0 million to $45.0 million. The Company also estimates pro forma diluted earnings per share to be in the range of $0.03 to $0.05.

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Other Highlights

U.S. and European Best Practices Conferences – Hackett held its annual best practices conferences in the U.S. and Europe. The conferences, entitled “Leveraging G&A for Competitive Advantage: From Back Office to Front of the Line,” brought together more than 500 executives to hear presentations by senior executives from nearly 30 of the world’s largest and most successful companies, including Alcoa, Citigroup, Hewlett Packard, Rolls Royce, Barclays, and Lufthansa.

HR Book of Numbers Research – Hackett Book of Numbers research found that with an intense focus on strategic workforce planning, world-class HR organizations drive down voluntary termination rates to 33% that of typical companies. In part, as a result of these lower termination rates, companies with world-class HR organizations require 46% fewer hires than typical companies, and fill open positions 11% faster.

Total Working Capital Research – Hackett-REL released findings showing that the 2,000 largest companies in the U.S. and Europe have more than $1 trillion in cash unnecessarily tied up in working capital, in the form of invoices paid late by customers, suppliers paid too early, and inventory moving too slowly through the supply chain. By implementing best practices and achieving working capital levels seen by leaders in this study, companies could also reduce annual operating costs by up to $42 billion, and boost net profits by up to 11%.

Representative Client Engagements

Finance & IT Transformation for Financial Services Provider – This client engaged us to perform transformation work focusing on both planning & performance management and related IT architecture. The effort will help the company implement Hackett-certified practices and improve the performance of IT systems supporting finance, with the goal being improving finance’s ability to perform activities tied to strategic decision-making, including reporting, analytics, forecasting, and planning and budgeting.

Sales and Marketing Transformation Support for European Arm of U.S. Automaker – This client selected Hackett-REL to support its first combined multi-brand, multi-geography transformation effort in sales and marketing. The program’s goal is to identify and implement changes that can improve margin performance, in response to downward pricing pressure and static market share. Hackett-REL will assist in the consolidation and integration of a large number of individual projects currently underway across Europe. The client selected Hackett-REL based on its deep experience in the automotive sector, its project management skills, and its extensive background in automotive sales and marketing, supply chain, and process reengineering.

Hyperion Implementation for Technical Services Company – On the heels of a successful Hackett transformation engagement in planning and financial management, this client selected Answerthink to implement an enterprise license for Hyperion. The implementation will enable the company to move from spreadsheets to a centralized budgeting and planning system integrating expense, revenue, and headcount planning across multiple business units.

Oracle Implementation for Mortgage and Retail Bank – This company selected Answerthink to implement Oracle’s Enterprise ERP application suite, and, using Answerthink’s Best Practices Implementation approach and tools, simultaneously redesign its general ledger, asset management systems, and chart of accounts. The new thin ledger will enable the company to do its reporting out of a centralized financial data repository, and will integrate executive dashboards tracking key performance indicators in fourteen functional areas.

Multiple Process-Level Benchmarks for Global Energy and Petrochemicals Group – This client has selected Hackett to benchmark all 15 major HR process areas individually over the next four years. The work is part of an overall process reengineering effort being executed to bring together HR operations from multiple global business units. The company’s goal is to attain first-quartile status in HR.

Finance and IT Benchmarks for U.S. Tire Manufacturer – This client contracted with us to perform functional benchmarks in finance, IT, and HR as well as process-level benchmarks in application ROI and time & attendance. The effort is part of an ongoing Six Sigma initiative, and

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the company is hoping to use the benchmark results as a foundation for transformation work that will standardize and simplify its back-office infrastructure globally, targeting world-class performance levels as its goal. The effort will include capturing data from over 220 locations worldwide.

At 5:00 P.M. ET on Tuesday, August 1, 2006, the senior management of Answerthink will host a conference call to discuss second quarter earnings results for the period ending June 30, 2006.

The number for the conference call is 800-857-4830, (Passcode: Second Quarter, Leader: Ted A. Fernandez). For International callers, please dial 210-839-8500.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 1, 2006 and will run through 5:00 P.M. ET on Tuesday, August 15, 2006. To access the rebroadcast, please dial 866-419-2884. For International callers, please dial 203-369-0764.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 1, 2006 and will run through 5:00 P.M. ET on Tuesday, August 15, 2006. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.TheHackettGroup.com), a strategic advisory firm and an Answerthink company, is a world leader in best practice research, benchmarking and business transformation services that empirically define and enable world-class enterprise performance.

Through the acquisition of REL Consultancy Group, a global leader in generating cash improvement from working capital, we offer Hackett-REL Total Working Capital services to liberate cash flow from operations through improved working capital, reduced costs and increased service quality. Hackett-REL has helped clients in more than 60 countries free up over $25 billion through working capital improvements in the last 10 years alone.

Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,500

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benchmark studies over 14 years at 2,100 of the world’s leading companies. Our clients comprise 97 percent of the Dow Jones Industrials, 77 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

# # #

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of the products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Revenues:
Revenues before reimbursements
Reimbursements	$43,950	$37,440	$88,846	$70,618
Total revenues	5,046	4,260	9,981	7,954

	48,996	41,700	98,827	78,572
Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	24,527	20,298	50,991	40,806
(includes $247 and $122, and $467 and $267 of stock compensation expense in the quarters and six months ended June 30, 2006 and July 1, 2005, respectively)
Reimbursable expenses	5,046	4,260	9,981	7,954

Total cost of service	29,573	24,558	60,972	48,760

Selling, general and administrative expenses	17,072	16,118	34,865	29,437
(includes $898 and $435, and $1,754 and $1,018 of stock compensation expense in the quarters and six months ended June 30, 2006 and July 1, 2005, respectively)
Restructuring costs	—	—	6,313	1,134

Total costs and operating expenses	46,645	40,676	102,150	79,331

Income (loss) from operations	2,351	1,024	(3,323)	(759)
Other income (expense):
Interest income	163	321	353	584
Interest expense	(38)	(16)	(143)	(40)

Income (loss) before income taxes	2,476	1,329	(3,113)	(215)
Income taxes	332	95	697	(19)

Net income (loss)	$2,144	$1,234	$(3,810)	$(196)

Basic net income (loss) per common share:
Net income (loss) per common share	$0.05	$0.03	$(0.09)	$(0.00)
Weighted average common shares outstanding	44,626	42,786	44,572	43,112

Diluted net income (loss) per common share (1):
Net income (loss) per common share	$0.05	$0.03	$(0.09)	$(0.00)
Weighted average common and common equivalent shares outstanding	46,594	47,137	44,572	43,112

Pro forma data: (2)
Income (loss) before income taxes	$2,476	$1,329	$(3,113)	$(215)
Restructuring costs	—	—	6,313	1,134
Stock compensation expense	1,145	728	2,221	1,285
Amortization of intangible assets	834	420	1,804	864

Pro forma income before income taxes	4,455	2,477	7,225	3,068
Pro forma income taxes	1,782	991	2,890	1,227

Pro forma net income	$2,673	$1,486	$4,335	$1,841

Pro forma basic net income per common share	$0.06	$0.03	$0.10	$0.04
Weighted average common shares outstanding	44,626	42,786	44,572	43,112
Pro forma diluted net income per common share	$0.06	$0.03	$0.09	$0.04
Weighted average common and common equivalent shares outstanding	46,594	45,106	46,573	45,510

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the six months ended June 30, 2006 and July 1, 2005 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the six months ended June 30, 2006 and July 1, 2005 were 46,573 and 45,510 shares, respectively.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users's overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2006	December 30, 2005

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,529	$18,103
Marketable investments	4,950	9,902
Restricted cash	—	3,657
Accounts receivable and unbilled revenue, net	43,421	41,928
Prepaid expenses and other current assets	2,911	3,273

Total current assets	62,811	76,863

Restricted cash	600	600
Property and equipment, net	5,634	6,304
Other assets	4,756	6,422
Goodwill, net	63,676	61,692

Total assets	$137,477	$151,881

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,632	$6,319
Accrued expenses and other liabilities	26,119	37,751
Loan payable	—	3,657

Total current liabilities	31,751	47,727
Accrued expenses and other liabilities, non-current	5,275	3,272

	37,026	50,999

Shareholders' equity	100,451	100,882

Total liabilities and shareholders' equity	$137,477	$151,881

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

Revenue Breakdown by Group: (in thousands)	Quarter Ended		Quarter Ended July 1, 2005	Yr. on Yr. Change
	June 30, 2006	March 31, 2006		%
The Hackett Group
Benchmarking	$5,127	$4,623	$5,366	-4.5%
Membership Advisory Programs	3,194	2,236	1,948	64.0%
Transformation Advisory (4)	17,245	18,354	10,449	65.0%

Total The Hackett Group	25,566	25,213	17,763	43.9%

Best Practice Solutions
Business Applications	12,780	14,124	14,398	-11.2%
Business Intelligence	10,650	10,494	9,539	11.6%

Total Best Practice Solutions	23,430	24,618	23,937	-2.1%

Total revenues	$48,996	$49,831	$41,700	17.5%

Revenue Concentration: (% of total revenues)
Top customer	4%	6%	5%
Top 5 customers	16%	21%	19%
Top 10 customers	27%	32%	30%

Key Metrics and Other Financial Data:
The Hackett Group revenue per professional (in thousands)	$387	$350	$403
Membership Advisory - Annualized Contract Value (3)	$11,359	$9,911	$8,078
Best Practice Solutions consultant utilization rate	76%	76%	73%
Best Practice Solutions gross billing rate per hour	$156	$155	$155
Consultant headcount	642	670	596
Total headcount	838	856	782
Days sales outstanding (DSO)	80	76	75
Cash provided by (used in) operating activities (in thousands)	$1,433	$(3,633)	$(1,787)
Depreciation and amortization (in thousands)	$1,458	$1,640	$1,190

Share Repurchase Program:
Shares purchased since inception (in thousands)	6,534	6,534	6,534
Cost of shares repurchased since inception (in thousands)	$22,119	$22,119	$22,119
Average per share cost of shares purchased since inception	$3.39	$3.39	$3.39
Remaining authorization (in thousands)	$7,881	$7,881	$7,881

(3)	We define "Annualized Contract Value" as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
(4)	Transformation Advisory includes revenues for REL of $6.3 million and $6.2 million for the quarters ended June 30, 2006 and March 31, 2006, respectively.